UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549




                                    FORM 8-K/A

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                        Date of Report: March 5, 2003






                         WORLD TRANSPORT AUTHORITY, INC.
             (Exact name of registrant as specified in its charter)



            Alberta, BC                            93-1202663
     (State of Incorporation)           (I.R.S. Employer Identification No.)

                                140 West Park Avenue
                           El Cajon, California 92020
                    (Address of Principal Executive Offices)




                       (619) 593-2440 Fax: (619) 593-2444
          (Registrant's telephone and fax number, including area code)

Item 4. Change in Registrant's Certifying Accountant.

        (a)     Previous independent accounts

                (i) On February 24, 2003, J.H. Cohn LLP resigned as the Registrant's independent accountants.

                (ii) The reports of J.H. Cohn LLP on the Registrant's financial statements for fiscal years ended June 30, 2001 and 2002, respectively, contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. However, these reports did contain an explanatory paragraph discussing matters that raised substantial doubt as to the Company's ability to continue as a going concern.

(iii)	During the Registrant's two most recent fiscal years
        and through February 24, 2003 there have been no
                        disagreements with J.H. Cohn LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of J.H. Cohn LLP would have caused them to make reference thereto in their report on financial statements for such years.

                (v) The Registrant has requested that J.H. Cohn LLP furnish it with a letter addressed to the Securities and Exchange Commission (the "SEC") stating whether or not it agrees with the above statements. A copy of such letter, dated March 4, 2003 is filed as
                        Exhibit 16 to this Form 8-K/A.

         (b)     New independent auditors

(i)	The Registrant's audit committee and Board of
Directors is in the process of searching for new independent accountant.

   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  World Transport Authority, Inc.



Date: March 5, 2003               By: /s/ Lyle Wardrop
                                     ----------------------------------------
                                     Lyle Wardrop
                                     President and Chief Executive Officer

EXHIBIT 16




March 4, 2003

VIA FACSIMILE: 212-942-9656


Securities and Exchange Commission
450 Fifth Street, N.W.
SECPS / Mail Stop 11-3
Washington, D.C. 20549

Gentlemen:

We have read the statements made by World Transport Authority, which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's amended Form 8-K report for the month of March 2003. We agree with the statements concerning our firm in such Form 8-K.

Very truly yours,


/s/ J. H. Cohn LLP